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EXHIBIT 10.7

                         OFFER TO LEASE

THIS OFFER TO LEASE is made this 6th day of October 1999,

TO:  404 CORPORATE CENTRE INC.

WE, Environmental Solutions Worldwide Inc., having inspected Me premises or plans, hereby to offer to lease a through Royal LePage Commercial Inc, your agent(s) premises known as Unit #3, 250 Shields Court, Markham, Ontario, containing apart approximately 6,091 square feet for a term of Two (2) years from November 1, 1999 to October 31, 2001, at a rental $42,637.00 Net per annum, ($700.00 Net per square foot of Rentable Area), payable $3.653.06 monthly, in advance on the 1st day of each month during the sold Term. Cheque for $10,416.94 payable to your agent(s) for the Lessor as a deposit to be held by such agent(s) pending completion or other termination of this agreement is attached hereto to apply as a deposit on first and last months' net rental plus allowances and to be returned if this offer is not accepted. Upon acceptance of this Offer, the deposit shall be applied $5,208.47 against first month's rental plus allowances and the balance of $5,208.47 shall be held as a deposit against last month's rental plus allowances or in Lessor's option as security for the due performance by the Lessee of its obligations under this Offer and pursuant to the Lease. Lease shall be drawn by you and executed by both parties forthwith. Premises to be used for lab and R&D for catalytic converters, and in accordance with Section 6.1.1 of Town of Markham by law 28-82 (Select Industrial Zones).

     It is understood and agreed that

     1.  The Lessee shall pay heat, gas, hydro  and water rates.

     2. The Lessee shall pay its proportionate share of reality taxes, outside maintenance and building insurance and other charges as set out in the Lease form attached in equal monthly installments, currently established to be $1,314-64 per month ($2.50 per square foot of Rentable Area) for the Calendar year 1999, based or fifteen percent (15%) So%) finished am. and to be adjusted from time to time and reconciled annually according to actual costs.

     3. The Lessee may assign or sublet said aid promises in whole or in part Subject to the Lessor's consent; such consent shall not be unreasonably withheld or delayed and subject to the Lessor's right to take back the premises as set out in the Lease.

     4. The Lessee agrees to sign a Lee se in the form attached hereto as Schedule "C" and initiated by the parties to evidence their acceptance of the terms thereat Incorporating the terms of this offer prior to occupancy.

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The Lessee agrees that in We term, the terms and conditions Set out in Schedule "C" are hereby incorporated into and form part of this Office to Lease.

5. The Lessor shall not be liable for any costs or resulting losses to the Lessee in the event the premises are not completed on the commencement date.

6. All garbage shag be stared inside the unit in a disposal box and removed by a disposal contractor at the Lessee's expense.

7. The Lessee agrees to install, at its own cost off-white vinyl vertical blinds on all windows of the demissed premises.

8. The Lessee shall have the option to renew said Lease for a further term of three (3) years on the same terms and conditions save and except for a further renewal and rental rate which shall be negotiated at the time of renewal provided that the Lessee advises the Lessor, in writing, of its desire to exercise said option four (4) months prior to the Lease expiry. If such rental rate has not be settled two (2)months prior to said expiration, such rate shall be de determined pursuant to the Arbitrations Act of Ontario and the costs of the; arbitration shall be shared equally by he Lessor and Lessee.

9. Provided and it is hereby agreed that if, due to the failure of Lessor to complete construction or to make available the services which the Lessor is hereby obligated to furnish, the demised premises or any part thereof are not ready for occupancy by the Lessee on the date of the commencement of the term, no part of the rent or only a proportionate part there 4 in the event that Me Lessee shall occupy part of the demised premises, shall be payable for the period prior to the date when the entire demised premises are ready for occupancy and the full rent shall accrue on only after such aforementioned date. The Lessee hereby agrees to accept such abatement of rent in full settlement of any and all claims which the Lessee may otherwise have by reason of the demised premise s not being ready for occupancy on the date of the commencement of the term. The decision of the Lessor as to whether the premises are ready for occupancy and when they are ready for occupancy shall be binding upon the parties.











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                          SCHEDULE "A

Annexed hereto forms part of this Offer to Lease dated and October 5, 1 1999

BETWEEN:       404 Corporate Centre Inc,, as Lessor
AND:           Environmental Solutions Worldwide Inc., as Lessee
RE:            Unit #3 25D Shield Court,  Markham. Ontario



     G.S.T.

The Lessee shall pay all applicable Goods and Services Tax (G.S.T.)

FACSIMILE TRANSMISSION

The parties he hereto agree that notice of acceptance and delivery of the within Offer to Lease and all communications thereto may be made by facsimile machine addressed to the parties hereto or their solicitors or their agents. The parties hereto agree (hat said id copies shah be a legal and binding agreement of acceptance of it is Offer to Lease.

LEGAL ADVICE

The parties here be acknowledge to Royal LePage Commercial Inc. recommends that any legal advice be obtained ad through their own legal counsel and further acknowledge that no Information provided by Rapt LePage Commercial Ina is to be construed a legal tax or engineering advice.

DUAL AGENCY

This will confirm that Royal LePage Commercial In.. (the "Company") Is acting as a Dual Agent on the proposed transaction between the two principals above noted.

The Lessee and Lessor herewith consent to such Di Dual Agency and waive any conflict of interest or duty of confidentiality against the Company arising from the Dual Agency

LESSOR'S REPRESENTATION

The Lessor represents that all mechanical heating, plumbing and electrical systems will be in good working condition upon occupancy.






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LESSOR'S WORK

The Lessor shaft perform the following in a good and workmanlike manner prior to Lease commencement:

     1. Paint all walls In the office (colour to be selected led by the Losses from the Lessor's samples);

     2.   Steam clean carpets in stairway and second floor offices

     3. Clean tile floor In first floor offices (repair any loose or damaged tiles);

     4.   Replace any damaged or stained ceiling tiles;

     5.   Repair any damaged vinyl baseboard in office areas.

PRIOR ENTRY

The Lessee will be permitted to enter upon the premises, at its own risk and peril, immediately after signing of the Lease, but rental shall commence only an November 1, 1999.

Y2K COMPUTER BUG

The Lessee has been advised by the Broker to seek independent advice concerning the potential impact of the so called "Year 2000 Computer Bug" on the premises.

                        OFFER TO LEASE

10. In the event the City of Markham or any municipal authority, or the Lessor's Insurance company, requires the installation of a flame-enclosed reznor-type heater, such shall be installed by the Lessor at the Lessee's cost. The Lessee agrees to pay for the heater and the installation thereof prior to installation, subject to readjustment, it necessary.

11. Schedules "A", "B" and "C" attached I hereto form an Integral part of this Offer to Lease,

12. It Is understood and agreed that all representations made by the Lessor or any of his representatives are set out In it is Offer to Lease.

13. This Offer shall be Irrevocable until p.m. on October 11, 1929 after Mich time if not accepted Us offer shall be null and void.

DATED at London, England this 6th of October, 1999.




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SIGNED, SEALED AND DELIVERED
in the presence of


Susan Sobbara            ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.
41 Hollybush 2d
Kingston upon Thawes
Surrey KT3 1HP           Per: /s/ Bendt Odner
                              Authorized Signing Officer


     The undersigned hereby accepts the above offer and agrees with above agent(s) to pay. In consideration of the procuring by agent(s) of this offer the commission of _________% of the rest year rental and _____________% of the rent if for the balance of the lease. Upon occupancy end upon signing of lease, said commission is due and payable and may be deducted from deposit any remaining balance, to be paid forthwith. If this offer to lease contains an option to renew the lease the undersigned agrees to pay the said agent(s) upon the exercising by the Lessee of the said option a further commission of _______________% of the whole rental payable during such renewal lease.

     DATED at ____________ this _____ day of _____________.


                              404 CORPORATE CENTRE INC.



                              Per: ___________________________
                                   Authorized Signing Officer